EXHIBIT 21


Name of Subsidiary                         State of Incorporation
Berry Iowa Corporation                     Delaware
PackerWare Corporation                     Delaware
Knight Plastics, Inc.                      Delaware
Berry Sterling Corporation                 Delaware
Berry Plastics Design Corporation          Delaware
Poly-Seal Corporation                      Delaware
Berry Plastics Acquisition Corporation II  Delaware
Venture Packaging, Inc.                    Delaware
Venture Packaging Midwest, Inc.            Delaware
Berry Plastics Technical Services, Inc.    Delaware
NIM Holdings Limited                       England and Wales
Berry Plastics U.K. Limited                England and Wales
Norwich Acquisition Limited                England and Wales
CPI Holding Corporation                    Delaware
Cardinal Packaging, Inc.                   Ohio
AeroCon, Inc.                              Delaware
Berry Tri-Plas Corporation                 Delaware
Berry Plastics Acquisition Corporation III Delaware
CBP Holdings S.r.l.                        Italy
Capsol S.p.a.                              Italy
Ociesse S.r.l.                             Italy
Pescor Inc.                                Delaware


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